QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 21

Subsidiaries of Registrant

Name (2)	Place of Incorporation or Formation	Percentage of Voting Securities of Subsidiaries Owned by Registrant as of December 31, 2007
Investment Company of B&R, Inc.	Delaware	100.0%
B&R Sudley Corporation	Virginia	100.0%
WMC Management Co., Inc.	District of Columbia	100.0%
B&R Waterfront Properties, LLC	District of Columbia	54.0%
Ft. Hill Office Associates, LLC	Virginia	80.0%
Springfield Realty Investors, LLC	Virginia	100.0%
Waterfront Associates, LLC (1)	District of Columbia	50.0%
EGAP Corporation	Maryland	100.0%
Redwood Commercial Management, LLC (1)	Virginia	50.0%
900 Northbrook Owner, LP	Pennsylvania	90.6%
Northbrook Development Parcel Owner, LP	Pennsylvania	100.0%
Fountains Owner, LLC	Delaware	100.0%
Victoria Place Apartments, LLC	Florida	85.0%
B&R Investments (PA) L.P.	Pennsylvania	97.6%
B.R. Properties Owner, LP	Pennsylvania	97.6%
One Northbrook Owner, LLP	Pennsylvania	100.0%
220 West Germantown Pike Owner, LP	Pennsylvania	98.1%
Seaside Investor, LLC	Maryland	51.0%
400 South Philadelphia Developers, LLC	Maryland	51.0%
Laguna Vista Company, Inc.	Maryland	100.0%
B&R 5160 Parkstone Owner, LLC	Virginia	100.0%
B&R 919, LLC	Delaware	100.0%
Crisfield Borrower, LLC	Maryland	51.0%
Jersey Island Owner, LLC	Maryland	51.0%
4259 West Swamp Road Owner, LP	Pennsylvania	100.0%
B&R Devon Owner, LP (1)	Pennsylvania	5.5%
955 Mearns Road Owner, LP	Pennsylvania	97.0%
Mearns Unit 2 Owner, LP	Pennsylvania	97.0%
B&R Six Valley Square Owner, LP	Pennsylvania	100.0%
510 E. Township Line Road Owner, LP	Pennsylvania	95.0%
Blue Bell Valley Square Owner, LP	Pennsylvania	96.3%
4259 West Swamp Road Owner, LP	Pennsylvania	100.0%
B&R 10333 Harwin Drive Owner, LP	Delaware	100.0%
B&R 1100 NASA Parkway Owner, LP	Delaware	100.0%
B&R 1110 NASA Parkway Owner, LP	Delaware	100.0%
B&R 1120 NASA Parkway Owner, LP	Delaware	100.0%
B&R 17043-49 El Camino Owner, LP	Delaware	100.0%
B&R 1717 Portway Plaza Owner, LP	Delaware	100.0%
B&R 8700 Commerce Drive Owner, LP	Delaware	100.0%
B&R 9950 Westpark Owner, LP	Delaware	100.0%
Huntington at Sundance Owner, LP	Florida	100.0%
950 Threadneedle Owner, LLC	Delaware	100.0%
B&R CPN Owner, LP	Delaware	100.0%
Holliday Master, LLC (1)	Maryland	51.0%
Guilford Properties Master (1)	Maryland	51.0%
Venice Lofts Associates LP (1)	Pennsylvania	22.0%
Symphony House Associates LP (1)	Pennsylvania	22.0%
14800 St. Mary's Lane Owner, LLC	Delaware	100.0%
14825 St. Mary's Lane Owner, LLC	Delaware	100.0%
Westbury Owner, LLC	Delaware	100.0%
Intercontinental Owner, LLC	Delaware	71.2%

(1)
Not included in the consolidated financial statements as a subsidiary.

(2)
The names of certain subsidiaries have been omitted because, considered in the aggregate as a single entity, they do not constitute a significant subsidiary.

QuickLinks

  EXHIBIT 21
Subsidiaries of Registrant